UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 10, 2019

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa, Suite 105 La Jolla, CA	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	EQ	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 10, 2019, we entered into a third amendment to the collaboration and license agreement with Biocon Limited, or Biocon, dated May 22, 2017, or the Third Amendment. The Third Amendment grants us an exclusive license to develop, make, have made, use, sell, have sold, offer for sale, import and otherwise exploit itolizumab and any pharmaceutical composition or preparation containing or comprising itolizumab that uses Biocon technology or Biocon know-how, or collectively, a Biocon Product, in Australia and New Zealand, or the AUS/NZ Territory.

In consideration of the rights granted to us by Biocon in the AUS/NZ Territory, if we or our affiliates commercialize Biocon Products in the AUS/NZ Territory, we are required to pay Biocon royalties on tiers of aggregate annual net sales of Biocon Products by us or our affiliates in the AUS/NZ Territory at percentages from the mid-single digits to sub-teen double digits, subject to adjustments in certain circumstances. If we grant a third party a sublicense of our rights to develop and commercialize Biocon Products in the AUS/NZ Territory, we will be required to pay Biocon a high double-digit percentage of any upfront payment we receive from such sublicensee for such sublicense, as well as a high double-digit percentage of any additional payments we receive from such sublicensee for such sublicense, including but not limited to royalty payments on net sales of Biocon Products by such sublicensee.

The foregoing is only a summary of the material terms of the Third Amendment, and does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amendment, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

2020 Base Salary and Target Bonus Information

On December 10, 2019, the Compensation Committee (the “Compensation Committee”) of our Board of Directors approved changes in (i) base salary for certain of our executive officers and (ii) the target performance bonus amounts for certain of our executive officers, each for fiscal year 2020. The changes in base salary and target performance bonus amounts are effective as of January 1, 2020. The following table sets forth the amounts approved for certain of our named executive officers and Bruce D. Steel, our principal executive officer effective as of January 1, 2020:

Name	Title	2020 Base Salary		2020 Target Bonus (% of Base Salary)
Daniel M. Bradbury	Chief Executive Officer[1]	$150,000		0%
Krishna R. Polu, M.D.	Chief Medical Officer[2]	$450,000		40%
Bruce D. Steel	President and Chief Business Officer[3]	$400,000	[4]	60%

[1]	Effective as of January 1, 2020, Mr. Bradbury will be the Company’s Executive Chairman.
[2]	Effective as of January 1, 2020, Dr. Polu will be the Company’s Executive Vice President Research & Development and Chief Medical Officer.
[3]	Effective as of January 1, 2020, Mr. Steel will be the Company’s President and Chief Executive Officer.
[4]	Amount is the same as Mr. Steel’s current base salary.

Stock Option Grants

On December 10, 2019, the Compensation Committee approved the grant of stock options to our executive officers. The following table sets forth the number of shares underlying the stock option grants to our named executive officers, our principal financial officer and Bruce D. Steel, our principal executive officer effective as of January 1, 2020:

Name	Title	Stock Options
Daniel M. Bradbury	Chief Executive Officer[1]	36,000
Krishna R. Polu, M.D.	Chief Medical Officer[2]	125,000
Stephen Connelly, Ph.D.	Chief Scientific Officer	90,000
Jason A. Keyes	Chief Financial Officer	90,000
Bruce D. Steel	President and Chief Business Officer[3]	100,000

[1]	Effective as of January 1, 2020, Mr. Bradbury will be the Company’s Executive Chairman.
[2]	Effective as of January 1, 2020, Dr. Polu will be the Company’s Executive Vice President Research & Development and Chief Medical Officer.
[3]	Effective as of January 1, 2020, Mr. Steel will be the Company’s President and Chief Executive Officer.

The stock options described above were granted under our 2018 Equity Incentive Plan and have a per share exercise price equal to $4.75, the closing price of our common stock as reported on The Nasdaq Global Market on December 10, 2019. Each option is subject to a four-year vesting schedule, with 25% vesting one year after the vesting commencement date and the balance vesting monthly over the remaining 36 months, subject to the respective optionholder’s continued service with us. The options provide for full acceleration of all of the shares subject to the option in the event the respective optionholder is terminated by us without cause or resigns for good reason within 12 months after a change in control.

Item 8.01 Other Events.

On December 12, 2019, the Company issued a press release announcing the Third Amendment referenced in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 12, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: December 12, 2019	By:	/s/ Jason A. Keyes
Jason A. Keyes
Chief Financial Officer